UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOHNSON CONTROLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REVISION TO NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Johnson Controls, Inc. 2012 Annual Shareholders Meeting

to be held at the St Regis Hotel, Two East 55 Street at 5th Avenue,

New York City, New York on January 25, 2012

Dear Shareholder,

We are sending you this follow-up communication to alert you to an error contained in the Notice of 2012 Annual Meeting of Shareholders, the Proxy Statement and the Attendance Card regarding the start time of the 2012 Annual Meeting.

Please be advised that the meeting begins at 1:00 PM Eastern time.

If you have any questions, please contact Wells Fargo Shareowner Services toll free at 877/602-7397 or the Shareholder Services department of Johnson Controls, Inc. at 800/524-6220.

If you have already voted your shares and do not anticipate attending the meeting in person, you may disregard this message.

By Order of the Board of Directors

Johnson Controls, Inc.

5757 North Green Bay Ave.

Milwaukee, Wisconsin 53209-4408